SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant  |_|
Check the appropriate box:
|_|  Preliminary Proxy Statement    | | Confidential, For Use of the Commission
|X|  Definitive Proxy Statement         Only (as permitted by Rule 14a-6(e)(2)
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to
|_|  Rule 14a-11(c) or Rule 14a-12

                               ParkerVision, Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:

(2)   Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

(4)   Proposed maximum aggregate value of transaction:

(5)   Total fee paid:

|_|   Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount previously paid:

(2)   Form, Schedule or Registration Statement No.:

(3)   Filing Party:

(4)   Date Filed:

     -------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

                               PARKERVISION, INC.
                               8493 Baymeadows Way
                           Jacksonville, Florida 32256
                              --------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 10, 1999
                              --------------------


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ParkerVision, Inc. ("Company") will be held at the Omni Rosen Hotel, 9840 International Drive, Orlando, Florida 32819 on June 10, 1999 at 9:00 a.m. local time, for the following purposes:

          1. To elect nine directors to hold office until the Annual Meeting of Shareholders in 2000 and until their respective successors have been duly elected and qualified; and

          2.   To consider and act upon a proposal to amend the 1993 Stock Plan;
               and

          3. To transact such other business as may properly come before the meeting, and any adjournment(s) thereof.

         The transfer books will not be closed for the Annual Meeting. Only shareholders of record at the close of business on April 23, 1999 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof.

         You are urged to read the attached proxy statement, which contains information relevant to the actions to be taken at the meeting. In order to assure the presence of a quorum, whether or not you expect to attend the meeting in person, please sign and date the accompanying proxy card and mail it promptly in the enclosed addressed, postage prepaid envelope. You may revoke your proxy if you so desire at any time before it is voted.

                                   By Order of the Board of Directors


                                   Stacie Wilf
                                    Secretary


Jacksonville, Florida
April 30, 1999

                                PARKERVISION, INC.

                                 -------------

                                 PROXY STATEMENT

                                 -------------

                               GENERAL INFORMATION



         This Proxy Statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of ParkerVision, Inc. ("Company") to be used at the Annual Meeting of Shareholders of the Company to be held at 9:00 a.m. local time, on June 10, 1999 and any adjournment or adjournments thereof ("Annual Meeting"). The Annual Meeting will be held at the Omni Rosen Hotel, 9840 International Drive, Orlando, Florida, 32819. The matters to be considered at the meeting are set forth in the attached Notice of Meeting.

         The Company's executive offices are located at 8493 Baymeadows Way, Jacksonville, Florida 32256. This Proxy Statement and the enclosed form of proxy are first being sent to shareholders on or about April 30, 1999.

Record Date; Voting Securities

         The Board of Directors has fixed the close of business on April 23, 1999 as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any and all adjournments thereof. As of April 23, 1999 the issued and outstanding voting securities of the Company were 11,760,458 shares of Common Stock, par value $.01 per share ("Common Stock"), the holders of which are entitled to one vote for each share of Common Stock.

Solicitation, Voting and Revocation of Proxies

         Proxies in the form enclosed are solicited by and on behalf of the Board of Directors. The persons named in the proxy have been designated as proxies by the Board of Directors. Any proxy given pursuant to such solicitation and received in time for the meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted "FOR" the election of the nominees listed below under the caption "Election of Directors," "FOR" adoption of the amendment to the 1993 Stock Plan ("Stock Plan") and in the discretion of the proxies named in the proxy with respect to any other matters properly brought before the meeting and any adjournments thereof. Any proxy may be revoked by written notice received by the Secretary of the Company at any time prior to the voting thereof, by submitting a subsequent proxy or by attending the Annual Meeting and voting in person. Attendance by a shareholder at the Annual Meeting does not alone serve to revoke his or her proxy.

         The presence, in person or by proxy, of a majority of the votes entitled to be cast at the meeting will constitute a quorum at the meeting. A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by such proxy are not being voted ("shareholder withholding") with respect to a particular matter. Similarly, a broker may not be permitted to vote stock ("broker non-vote") held in street name on a particular matter in the absence of instructions from the beneficial owner of such stock. The shares subject to a proxy which are not being voted on a particular matter (because of either shareholder withholding or broker non-vote) will not be considered shares present and entitled to vote on such matter. These shares, however, may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum, unless the proxy indicates that such shares are not being voted on any matter at the meeting, in which case such shares will not be counted for purposes of determining the presence of a quorum.

         The Directors will be elected by a plurality of the votes cast at the meeting. "Plurality" means that the nominees who receive the highest number of votes will be elected as the directors of the Company. Consequently, any shares not voted "FOR" a particular nominee (because of either shareholder withholding or broker non-vote), will not be counted in such nominee's favor.

         The amendment to the Stock Plan, must be approved by the affirmative vote of a majority of the votes cast at the meeting. Abstentions from voting with respect to the amendment to the Stock Plan are counted as "votes cast" with respect to such proposal and, therefore, have the same effect as a vote against the proposal. Shares deemed present at the meeting but not entitled to vote on the amendment to the Stock Plan (because of either shareholder withholding or broker non-vote) are not deemed "votes cast" with respect to such proposal and therefore will have no effect on such vote.

         All other matters that may be brought before the shareholders must be approved by the affirmative vote of a majority of the votes cast at the meeting. Abstentions from voting are counted as "votes cast" with respect to such proposal and, therefore, have the same effect as a vote against the proposal. Shares deemed present at the meeting but not entitled to vote (because of either shareholder withholding or broker non-vote) are not deemed "votes cast" with respect to such proposal and therefore will have no effect on such vote.

Annual Report

         The Company's Annual Report to Shareholders for the fiscal year ended December 31, 1998, which contains audited financial statements, is being mailed with this Proxy Statement on or about April 30, 1999, to all persons who were shareholders of record as of the close of business on April 23, 1999.

Security Ownership of Certain Beneficial Owners

         The following table sets forth certain information as of April 23, 1999 with respect to the stock ownership of (i) those persons or groups who beneficially own more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) each executive officer whose compensation exceeded $100,000 in 1998, and (iv) all directors and executive officers of the Company as a group (based upon information furnished by such persons).
                                                Amount and Nature       Percent
                                                 of Beneficial            of
Name of Beneficial Owner                           Ownership             Class
------------------------                       ------------------       -------
Jeffrey L. Parker(2)                              2,867,616 (3)(4)      23.9%
J-Parker Family Limited Partnership(5)            2,529,402 (4)         21.5%
Todd Parker(2)                                    1,049,983 (6)(7)       8.9%
T-Parker Family Limited Partnership(5)              915,255 (7)          7.8%
Stacie Parker Wilf(2)                             1,069,811 (8)(9)       9.1%
S-Parker-Wilf Family Limited Partnership(5)         961,811 (9)          8.2%
Richard L. Sisisky                                   32,000 (10)         0.3%
David F. Sorrells                                    22,200 (11)         0.2%
Francesco Bolgiani                                  115,000 (12)         1.0%
William A. Hightower                                 12,500 (13)         0.1%
William L. Sammons                                  102,000 (14)         0.9%
Arthur G. Yeager                                     45,200 (15)         0.4%
Walter Scheuer and certain other persons
 and entities                                       854,200 (16)         7.3%
All directors and executive officers as
 a group (ten persons)                            5,332,810 (17)        43.1%

(1) Percentage includes all outstanding shares of Common Stock plus, for each person or group, any shares of Common Stock that the person or the group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights.

(2)  The person's address is 8493 Baymeadows Way, Jacksonville, Florida 32256.

(3) Includes 255,000 shares of Common Stock issuable upon immediately exercisable options and 6,000 shares owned of record by Mr. Parker's three children over which he disclaims ownership, and excludes 40,000 shares issuable upon options that may vest in the future.

(4) J-Parker Family Limited Partnership is the record owner of 2,529,402 shares of Common Stock. Mr. Jeffrey L. Parker has sole voting and dispositive power over the shares of Common Stock owned by the J-Parker Family Limited Partnership, as a result of which Mr. Jeffrey Parker is deemed to be the beneficial owner of such shares.

(5)  The entity's address is 409 S. 17th Street, Omaha, Nebraska 68102.

(6) Includes 82,500 shares of Common Stock issuable upon immediately exercisable options.

(7) T-Parker Family Limited Partnership is the record owner of 915,255 shares of Common Stock. Mr. Todd Parker has sole voting and dispositive power over the shares of Common Stock owned by the T-Parker Family Limited Partnership, as a result of which Mr. Todd Parker is deemed to be the beneficial owner of such shares.

(8) Includes 45,000 shares of Common Stock issuable upon immediately exercisable options and 3,000 shares owned of record by Ms. Wilf's two children over which she disclaims ownership.

(9) S-Parker Wilf Family Limited Partnership is the owner of 961,811 shares of Common Stock. Ms. Wilf has sole voting and dispositive power over the shares of Common Stock owned by the S-Parker Wilf Family Limited Partnership, as a result of which Ms. Wilf is deemed to be the beneficial owner of such shares.

(10) Includes 25,000 shares of Common Stock issuable upon immediately exercisable options and excludes 475,000 shares issuable upon options that may vest in the future.

(11) Includes 22,200 shares of Common Stock issuable upon immediately exercisable options and excludes 369,400 shares issuable upon options that may vest in the future.

(12) Includes 12,500 shares of Common Stock issuable upon immediately exercisable options, 75,000 shares of Common Stock held by a company in which Mr. Bolgiani and his wife have a 50% ownership interest, and 2,500 shares owned of record by Mr. Bolgiani's wife over which he disclaims beneficial ownership.

(13) Includes 12,500 shares of Common Stock issuable upon immediately exercisable options.

(14) Includes 93,000 shares of Common Stock issuable upon immediately exercisable options.

(15) Includes 45,000 shares of Common Stock issuable upon immediately exercisable options.

(16) Mr. Scheuer and thirty-two other persons and entities possess the beneficial ownership as a group of 854,200 shares of Common Stock. Of these shares, Mr. Walter Scheuer has sole voting and dispositive power over 90,000 shares of Common Stock and shares voting and dispositive power with other members of the group over 764,200 shares of Common Stock, representing 7.3% of the outstanding Common Stock. The other members of the group have reported sole or shared voting and dispositive power over varying amounts of the shares of Common Stock indicated in the table, but none claims beneficial ownership of 5% or more of the Common Stock on an individual basis. Mr. Scheuer's address is 635 Madison Avenue, New York, NY 10022.

(17) Includes 592,700 shares of Common Stock issuable upon immediately exercisable options held by directors (see notes 3, 6, 8, 10, 11, 12, 13, 14 and 15 above) and 16,500 shares of Common Stock issuable upon immediately exercisable options held by an executive officer not included in the table and excludes 884,400 shares of Common Stock issuable upon options that may vest in the future held by directors (see notes 3, 10 and 11 above) and 56,000 shares of Common Stock issuable upon options that may vest in the future held by an executive officer not included in the table above.


                              ELECTION OF DIRECTORS

         The persons listed below have been designated by the Board of Directors as candidates for election as directors to serve until the next annual meeting of shareholders or until their respective successors have been elected and qualified. Unless otherwise specified in the form of proxy, the proxies solicited by management will be voted "FOR" the election of these candidates. In case any of these nominees become unavailable for election to the Board of Directors, an event which is not anticipated, the persons named as proxies, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any other nominee in accordance with their judgment.

                            Director
Name                  Age    Since    Position

Jeffrey L. Parker     42     1989     Chairman of the Board and Chief Executive
                                       Officer
Richard L. Sisisky    44     1998     President, Chief Operating Officer and
                                       Director
David F. Sorrells     40     1997     Chief Technical Officer and Director
Stacie Wilf           40     1989     Secretary, Treasurer and Director
Francesco Bolgiani    60     1999     Director
William A. Hightower  55     1999     Director
Todd Parker           34     1989     Director
William L. Sammons    78     1993     Director
Arthur G. Yeager      65     1995     Director


         Jeffrey L. Parker has been Chairman of the Board and Chief Executive Officer of the Company since its inception in August 1989 and President of the Company from April 1993 to June 1998. From March 1983 to August 1989, Mr. Parker served as Executive Vice President and Sales Manager for Parker Electronics, Inc. ("Parker Electronics"), a joint venture partner with Carrier Corporation performing research development and marketing for the heating, ventilation and air conditioning industry.

         Richard L. Sisisky has been the President, Chief Operating Officer and a director of the Company since June 1998. From 1988 to June 1998, Mr. Sisisky served as Managing Director of The Shircliff Group, Inc., a firm specializing in mergers, acquisitions and business valuations.

         David F. Sorrells has been the Chief Technical Officer of the Company since September 1996 and has been a director of the Company since January 1997. From June 1990 to September 1996, Mr. Sorrells served as Engineering Manager for the Company.

         Stacie Wilf has been the Secretary and Treasurer and a director of the Company since its inception. From January 1981 to August 1989, Ms. Wilf served as the Controller and Chief Financial Officer of Parker Electronics.

         Francesco Bolgiani has been a director of the Company since March 1999. Mr. Bolgiani has been Deputy Chairman of Gotthard Bank, Lugano, Switzerland since 1994. From 1968 to 1994, Mr. Bolgiani held various other positions with Gotthard Bank. Mr. Bolgiani is a director of VASO Medical, Inc., a public company engaged in the business of medical devices.

         William A. Hightower has been a director of the Company since March 1999. Mr. Hightower is the President and Chief Operating Officer and a director of Silicon Valley Group, Inc., a position he has held since August 1997. Silicon Valley Group, Inc. is a publicly held company which designs and builds semiconductor capital equipment tools for chip manufacturers. From January 1996 to August 1997, Mr. Hightower served as Chairman and Chief Executive Officer of CADNET Corporation, a developer of network software solutions for the architectural industry. From August 1989 to January 1996, Mr. Hightower was the President and Chief Executive Officer of Telematics International, Inc.

         Todd Parker has been a director of the Company since its inception and was a Vice President of the Company from inception to June 1997. Mr. Parker acted as a consultant to the Company from June 1997 through November 1997. From January 1985 to August 1989, Mr. Parker served as General Manager of Manufacturing for Parker Electronics.

         William L. Sammons has been a director of the Company since October 1993. From 1981 to 1985, Mr. Sammons was President of the North American Operations of Carrier Corporation until he retired.

         Arthur G. Yeager has been a director of the Company since December 1995. Mr. Yeager has been a sole practitioner of law specializing in patent, trademark and copyright laws since 1960. He has an office located in Jacksonville, Florida. Mr. Yeager provides legal services to the Company as one of its patent and trademark attorney.

         Messrs. Jeffrey and Todd Parker and Ms. Stacie Wilf are brothers and sister.

Board Meetings and Committees

         During the fiscal year ended December 31, 1998, the Board of Directors met six times and acted by unanimous consent one time and with the exception of David F. Sorrells, who missed one meeting, all directors attended each of the meetings. The Board of Directors has two committees, the Audit Committee and the Compensation Committee, the members of which are Arthur G. Yeager and William L. Sammons. All the meetings of each committee were attended by all members of the committee.

         Members of the Board of Directors generally are elected annually by the shareholders of the Company and may be removed as provided in the Business Corporation Act of the State of Florida and the Company's Articles of Incorporation.

Compensation of Outside Directors

         Directors who are not employees of the Company receive no cash compensation for serving on the board of directors other than reimbursement of reasonable expenses incurred in attending meetings. Non-employee directors receive a fee of $1,000 for each board meeting attended, as well as reimbursement of reasonable expenses incurred in attending meetings and they are granted options to purchase shares of Common Stock as determined by the Board of Directors.

Executive Compensation

         The following tables summarize the cash compensation paid by the Company to each of the executive officers (including the Chief Executive Officer) who were serving as executive officers at the end of the fiscal year ended December 31, 1998, for services rendered in all capacities to the Company and its subsidiaries during the fiscal years ended December 31, 1998, 1997 and 1996, options granted to such executive officers during the fiscal year ended December 31, 1998, and the value of all options granted to such executive officers at the end of the fiscal year ended December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                           Fiscal Year                           Long Term
                              Ended        Annual               Compensation
                              12/31     Compensation            Options/SARs (#)
                            --------    ------------            ---------------
 Jeffrey L. Parker            1998        $210,500                   12,500
 Chairman of the Board and    1997        $161,500                  112,500
Chief Executive Officer       1996        $100,000                  100,000

 Richard L. Sisisky           1998        $134,500                  500,000
 President, Chief Operating    --            --                        --
Officer and Director(1)        --            --                        --


(1) Mr. Sisisky commenced employment with the Company as the President and Chief Operating Officer in June 1998.

         The Company cannot determine, without unreasonable effort or expense, the specific amount of certain personal benefits afforded to its employees, or the extent to which benefits are personal rather than business. The Company has concluded that the aggregate amounts of such personal benefits which cannot be specifically or precisely ascertained do not in any event exceed, as to each individual named in the preceding table, the lesser of $50,000 or 10% of the compensation reported in the preceding table for such individual, or, in the case of a group, the lesser of 50,000 for each individual in the group, or 10% of the compensation reported in the preceding table for the group, and that such information set forth in the preceding table is not rendered materially misleading by virtue of the omission of the value of such personal benefits.



                               OPTION/SAR GRANTS IN LAST FISCAL YEAR

                           Number of       % of Total
                           Securities     Options/SARs
                           Underlying     Granted to in   Exercise or   Expira-
                          Options/SARs    Employees       Base Price     tion
Name                        Granted       Fiscal Year     ($/share)      Date
--------------------      -------------   -------------   -----------   -------
Jeffrey L. Parker            12,500          0.8%           19.00       2-2-08


Richard L. Sisisky(1)       500,000         35.2%           21.375      6-15-08


(1) Mr. Sisisky commenced employment with the Company as the President and Chief Operating Officer in June 1998.



                                    AGGREGATE FISCAL YEAR-END OPTION/SAR VALUES

                                                         Value of Unexercised
                         Number of Unexercised               In-the-Money
                         Options/SARs at Fiscal            Options/SARs at
                              Year End (#)                  Fiscal Year End
                       ----------------------------   --------------------------
Name                   Exercisable    Unexercisable   Exercisable  Unexercisable
-------------------   ------------    -------------   -----------  -------------
Jeffrey L. Parker       225,000          40,000       $3,099,063     $465,000

Richard L. Sisisky       25,000         475,000          $53,125   $1,009,375

Employment Agreements

         The Company entered into an employment agreement with Richard L. Sisisky, the President and Chief Operating Officer of the Company. The agreement was effective June 23, 1998, and it expires June 15, 2003. Under the agreement, Mr. Sisisky receives an annual base salary of $250,000, and he may be paid a bonus equal to five percent of the increase, if any, from the Company's pre-tax operating income (as defined in the agreement) for the fiscal year immediately preceding the bonus year to the pre-tax operating income for the bonus year. Mr. Sisisky will receive medical and other benefits generally provided to other senior executives of the Company. The Company may terminate the agreement for disability or cause. The Company may terminate the agreement without cause on ten days notice and Mr. Sisisky may terminate the agreement for good reason (as defined in the agreement), in which case the Company will pay the annual base salary and provide the benefits for a period of 18 months. Mr. Sisisky is indemnified by the Company in respect of his actions as a director and officer and is subject to confidential information and non-competition covenants in favor of the Company.

         Mr. Sisisky was awarded two stock options in connection with his employment with the Company. The first option is for up to 250,000 shares of the Common Stock, exercisable at a price per share of $21.375, vesting on December 31, in each year commencing 1998 through 2002, in the amount of 25,000, 50,000, 60,000, 75,000 and 45,000 shares, respectively. Once vested, these options remain exercisable until June 15, 2008, except as provided in the option agreement. The second option is for up to 250,000 shares of Common Stock, exercisable at $21.375 per share. These options vest on December 15, 2003 and once vested are exercisable until June 15, 2008, except as provided in the option agreement. The vesting of the second allotment of options may be accelerated based on the Company generating certain levels of gross profit or the Common Stock attaining certain price levels.

1993 Stock Option Plan

         In September 1993, the Board of Directors approved the Company's 1993 Stock Plan (the "Stock Plan") pursuant to which an aggregate of 500,000 shares of Common Stock were initially reserved for issuance in connection with the benefits available for grant. The Stock Plan was amended on September 19, 1996, August 22, 1997, and November 16, 1998 by the Board of Directors to raise the number of shares of Common Stock subject to the Stock Plan to 1,500,000, 2,000,000 and 3,500,000, respectively. The benefits may be granted in any one or in combination of the following: (i) incentive stock options, (ii) non-qualified stock options, (iii) stock appreciation rights, (iv) restricted stock awards,
(v) stock bonuses, (vi) other forms of stock benefit, or (vii) cash. Incentive stock options may only be granted to employees of the Company. Other benefits may be granted to consultants, directors (whether or not any such director is an employee), employees and officers of the Company. To date, non-qualified options to purchase an aggregate of 1,570,500 shares of Common Stock and incentive options to purchase an aggregate of 325,250 shares of Common stock have been granted and are outstanding under the Stock Plan.

Certain Relationships and Related Transactions

         The Company leases its executive offices pursuant to a lease agreement dated March 1, 1992 with Jeffrey L. Parker and Barbara Parker. Barbara Parker is Mr. Parker's mother. The term of the lease expires in 2002 and is renewable for two additional five-year terms. For the fiscal years ended December 31, 1998 and 1997, the Company incurred $310,404 and $174,465, respectively, in rental expense under the lease. The Company believes that the terms of the lease are no less favorable than could have been obtained from an unaffiliated third party.

Mr. Arthur G. Yeager served as patent counsel for the Company. In this capacity, the Company paid Mr. Yeager fees totaling approximately $104,000 for the year ended December 31, 1998.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

         The Compensation Committee of the Board of Directors sets the compensation of the Chief Executive Officer and other executive officers and key employees, subject to ratification by the Board of Directors.

         General Compensation Policy. The Company operates in an extremely competitive and rapidly changing high technology industry. The Compensation Committee believes that the compensation program for executive officers of the Company should be designed to attract, motivate and retain talented executives responsible for the success of the Company. The Compensation Committee believes the compensation program should be determined within a competitive framework and should be based on achievement of overall financial results and individual contribution.

         Compensation Components. The three major components of the Company's executive officer compensation are (i) base salary, (ii) annual cash incentive awards in the form of a cash bonus and (iii) long-term equity-based incentive awards in the form of stock option grants. The Compensation Committee's determination of the compensation components for executive officers is highly subjective and not subject to specific criteria. The Compensation Committee has, however, compared its executives' compensation levels to independent compensation surveys and compensation packages for executives in similarly sized technology companies and has founds its compensation packages to be comparable.

         The base salary for each executive officer is determined at levels considered appropriate for comparable positions at other companies. Annual cash bonuses are subjective and are based on the Company's achievement of financial performance targets as well as individual contribution. Long-term equity-based incentive awards, in the form of stock option grants, are determined subjectively based on the executive's position within the Company, individual performance, potential for future responsibility and promotion and the number of unvested options held at the time of the new grant. The relative weight given to each of these factors varies among individuals at the Compensation Committee's discretion.

         CEO Compensation. Mr. Jeffrey L. Parker, a founder of the Company, has led the Company to several strategic achievements in 1998. During 1998, the Compensation Committee set Mr. Parker's base salary at $275,000, representing a 57% increase. The annual base salary for Mr. Parker was based on evaluation of his personal performance and the salary levels paid to chief executive officers in similarly sized companies. To date, the Compensation Committee has not established a variable incentive award for Mr. Parker, although the Compensation Committee expects to establish a variable incentive award plan in 1999 based on financial performance targets. The Compensation Committee does award stock options to Mr. Parker based on achievement of qualitative corporate objectives. During 1998, Mr. Parker was granted options to purchase 12,500 shares of the Company's Common Stock at an exercise price of $19.00 per share. This award was for serving as the Company's Chairman during 1997. The Compensation Committee expects to award additional stock options to Mr. Parker in 1999 based on achievement of certain qualitative objectives.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, that might incorporate future filings made by the Company under those statutes, the preceding Compensation Committee Report on Executive Compensation and the Company Stock Performance Graph (set forth below) will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

THE COMPENSATION COMMITTEE
William L. Sammons
Arthur G. Yeager

Performance Graph

The following graph shows a five-year comparison of cumulative total shareholder returns for the Company, the Nasdaq U.S. Stock Market Index ("Nasdaq") and the Hambrecht & Quist Communications Index ("H&Q") for the five years ending December 31, 1998. The total shareholder returns assumes the investment of $100 in the Common Stock of the Company, the Nasdaq Index and the H&Q Index at the beginning of the period, with immediate reinvestment of all dividends.

                                           Cumulative Total Return
                                  ------ -----   -----   -----  -----    -----
                                  12/93  12/94   12/95   12/96  12/97    12/98
PARKERVISION, INC.                 100     71     150     257    345      448

NASDAQ STOCK MARKET (U.S.)         100     98     138     170    208      294

HAMBRECHT & QUIST                  100    111     177     203    192      284
  COMMUNICATIONS

Compliance with Section 16(a) of the Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities ("ten percent shareholders") to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Officers, directors and ten percent shareholders are charged by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the fiscal year ended December 31, 1998, all filing requirements applicable to its executive officers, directors and ten percent shareholders were fulfilled.


                              APPROVAL OF AMENDMENT
                                       TO
                                 1993 STOCK PLAN

         The Stock Plan currently provides for the grant of up to 2,000,000 shares of Common Stock upon the grant of various awards pursuant thereto. Currently, 1,993,180 shares of Common Stock have been issued or allocated to various awards, leaving 6,820 shares of Common Stock available for future awards. Management has determined that the remaining number of shares are insufficient to adequately provide for future awards to employees and other eligible persons under the Stock Plan and to enable the Company to attract, motivate and retain qualified management, executive and other personnel required to support the development of the Company's business. Management believes that including equity grants as a portion of employee compensation is an effective way to align the interests of employees with those of the Company's shareholders. Consequently, the Board of Directors has approved an amendment to the Stock Plan to increase from 2,000,000 to 3,500,000 the number of shares of Common Stock subject to the Stock Plan.

         The Board of Directors recommends approval of the amendment to the Stock Plan.

                         Summary of the 1993 Stock Plan

Administration

         The Stock Plan is administered by the Board of Directors or, at its discretion, by a committee (the "Committee") appointed by the Board of

Directors, whose members serve at the pleasure of the Board of Directors. (If no Committee is so designated, then all references herein to "Committee" shall mean the Board of Directors.) The Committee has full authority, subject to the provisions of the Stock Plan, to award (i) stock options, including both incentive stock options and non-qualified options, (ii) replacement stock options, (iii) restricted stock, (iv) stock appreciation rights, (v) bargain purchases of Common Stock, and (vi) other stock based awards (collectively, "Awards"). The Committee determines, among other things, the persons to whom Awards may be granted ("Participants"), the specific type of Awards to be granted, the number of shares of Common Stock subject to each Award, the acquisition price of Common Stock subject to an Award, any restrictions or limitations on such Awards, and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to such Awards. The interpretation and construction by the Committee of any provisions of, and the determination of any questions arising under, the Stock Plan or any rule or regulation established by the Committee pursuant to the Stock Plan, shall be final, conclusive and binding on all persons interested in the Stock Plan.

Shares Subject to the Stock Plan

         The Stock Plan, as amended, currently authorizes the granting of up to an aggregate of 2,000,000 shares of the Company's Common Stock to be acquired by Participants. In order to prevent the dilution or enlargement of the rights of Participants under the Stock Plan, the number of shares of Common Stock authorized by the Stock Plan is subject to adjustment by the Board of Directors in the event of any increase or decrease in the number of shares of outstanding Common Stock resulting from a stock dividend, stock split, reverse stock split, merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Company's Common Stock. The shares of Common Stock that may be acquired pursuant to Awards will be made available, in whole or in part, from authorized and unissued shares of Common Stock or treasury shares (i.e, shares of Common Stock purchased or acquired by the Company). If any Award granted under the Stock Plan is forfeited or terminated, the shares of Common Stock that were available pursuant to such Award shall again be available for distribution in connection with Awards subsequently granted under the Stock Plan.

Eligibility

         Subject to the provisions of the Stock Plan, Awards may be granted to employees, officers, directors and consultants of the Company. Awards that are incentive options may be granted only to persons who, at the time of such grant, are employees of the Company and persons who before the grant or as a result of the grant, are not beneficial owners of 10% or more of the combined voting power of all classes of securities of the Company.

Types of Awards

         Options

         The Stock Plan provides both for "incentive" stock options ("Incentive Options") as defined in Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), and for options not qualifying as Incentive Options ("Non-qualified Options"). The Committee will determine the number of shares of Common Stock and the exercise price per share of Common Stock purchasable under an Incentive or Non-qualified Option (collectively "Options"). The exercise price of Incentive Options granted under the Stock Plan may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. Non-qualified options may be granted at any price determined by the Committee, provided it is not less than the par value of a share of Common Stock.

         The Committee determines when Options are to be granted and when they may be exercised. Subject to any limitations or conditions the Committee may impose, Options may be exercised, in whole or in part, at any time during the term of the Option by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice must be accompanied by payment in full of the purchase price.

         Incentive Options granted under the Stock Plan are exercisable only by the Participant during his or her employment with the Company. If permitted under the terms of grant, Incentive Options may be exercised up to three months after termination of the Participant's employment with the Company and still afforded the tax treatment applicable to Incentive Options. If the termination is due to death or disability, an Incentive Option may be exercised by the executor or administrator of the Participant or the guardian of the Participant and still afforded the tax treatment applicable to Incentive Options. Incentive Options granted under the Stock Plan may not be transferred other than by will or by the laws of descent and distribution.

         Generally, all Options granted under the Stock Plan will be exercisable by employee Participants during their period of employment with the Company. Subject to determination of the Committee, the period of exercise generally will be extended where the Participant's employment is terminated due to disability or death. If the Participant's employment is terminated without cause or due to normal retirement, subject to determination of the Committee the Option generally will be exercisable in full for the lesser of one year after termination or retirement or the balance of the term of the option. In the event of any other termination of employment of the Participant, any outstanding Option will terminate immediately. Options are exercisable only if the shares of Common Stock to be purchased have been registered under the Securities Act of 1933 and applicable state securities laws or, if in the opinion of counsel to the Company, the shares of Common Stock are exempt from registration.

         Replacement Options

         The Committee may grant a replacement option ("Replacement Option") to any Participant who exercises all or part of an Option granted under the Stock Plan using Common Stock as payment for the purchase price. A Replacement Option shall grant to the Participant the right to purchase, at the fair market value as of the date of said exercise and grant, the number of shares of Common Stock equal to the sum of the number of whole shares of Common Stock (i) used by the Participant in payment of the purchase price for the Option which was exercised, and (ii) used by the Participant in connection with applicable withholding taxes on such transaction. A Replacement Option may not be exercised for six months following the date of grant, and shall expire on the same date as the Option which it replaces.

         Restricted Stock

         The Committee may award shares of restricted stock ("Restricted Stock"). Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Stock Plan. The Committee determines the persons to whom grants of Restricted Stock are made, the number of shares to be awarded, the price (if any) to be paid for the Restricted Stock by the person receiving such stock from the Company, the time or times within which awards of Restricted Stock may be subject to forfeiture (the "Restriction Period"), the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the awards.

         The Committee may condition the award of Restricted Stock upon the attainment of specified performance goals or such other factors or criteria as the Committee may determine.

         Restricted Stock awarded under the Stock Plan may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of other than to the Company during the applicable Restriction Period. Except for the foregoing restrictions, the Participant shall, even during the Restriction Period, have all of the rights of a shareholder, including the right to receive all dividends declared on, and the right to vote, such shares.

         In order to enforce the foregoing restrictions, the Stock Plan requires that all shares of Restricted Stock awarded to the Participant remain in the physical custody of the Company until the restrictions on such shares have terminated.

         Stock Appreciation Rights

         The Committee may grant Stock Appreciate Rights ("SARs" or singularly "SAR") in conjunction with all or part of any Award granted under the Stock Plan, or may grant SARs on a free-standing basis. In conjunction with Non-qualified Options, SARs may be granted either at or after the time of the grant of such Non-qualified Options. In conjunction with Incentive Options, SARs may be granted only at the time of the grant of such Incentive Options. An SAR entitles the Participant to surrender to the Company all or a portion of an Option in exchange for an amount (payable in cash and/or Common Stock as determined by the Committee) equal to the difference between the fair market value of one share of Common Stock over the exercise price per share (as specified by the related Option) multiplied by the number of shares subject to the SAR. The agreement governing the SAR may limit the maximum amount of appreciation taken into account under an SAR. An SAR may be restricted to being exercisable only to the extent that a related Award is exercisable and only upon surrender of a related Award. In the event of the exercise of an SAR, the exercise of which is conditioned upon surrender of a related Award, the number of shares of Common Stock that may be issued under the Stock Plan shall be reduced by the number of shares of Common Stock covered by the Award or portion thereof surrendered.

         Other Stock Based Awards

         The Committee may grant any other cash, stock or stock related awards to a Participant under the Plan that the Committee deems appropriate, including but not limited to, the bargain purchase of Common Stock and stock bonuses. Any such Awards and agreements need not be identical. With respect to any Awards under which Common Stock are or may in the future be issued (other than Common Stock issued from the Company's treasury) for consideration other than prior services, the amount of such consideration shall be equal to the amount (such as the par value of such Common Stock) required to be received by the Company in order to comply with applicable state law.

         Shares of stock subject to stock based awards may not be sold, assigned, transferred, pledged or otherwise encumbered, prior to the date the shares are issued.

Payment Terms

         The purchase price of Common Stock subject to an Award shall be paid in cash. The Committee, in its discretion, may provide that any Award by its terms may permit a Participant to elect alternative settlement methods from the following: (a) cash equal to the excess of the value of one share of Common Stock over the Award or purchase price times the number of shares of Common Stock as to which the Award is exercised; (b) the number of full shares of Common Stock having an aggregate value not greater than the cash amount calculated under alternative (a); or (c) any combination of cash and stock having an aggregate value not greater than the cash amount calculated under alterative (a).

Withholding Taxes

         Upon the exercise of any Award granted under the Stock Plan, the Participant may be required to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to delivery of any certificate or certificates for shares of Common Stock. Subject to certain stringent limitations under the Stock Plan and at the discretion of the Company, the Participant may satisfy these requirements by electing to have the Company withhold a portion of the shares to be received upon the exercise of the Award or tender other shares of Common Stock having a value equal to the amount of the withholding tax due under applicable federal, state and local laws.

Other Terms and Conditions

         Agreements

         Awards granted under the Stock Plan will be evidenced by written agreements consistent with the Stock Plan in such form as the Committee may prescribe. Neither the Stock Plan nor agreements thereunder confer any right to continued employment or rights as a shareholder of the Company upon any Participant.

         Term; Amendments to and Termination of the Stock Plan

         The Stock Plan was adopted by the Board of Directors and approved by the shareholders on September 10, 1993 ("Effective Date"). The Stock Plan was amended to increase the number of shares under the Stock Plan from 500,000 shares to 1,500,000 shares on September 19, 1996, and from 1,500,000 shares to 2,000,000 shares on August 22, 1999, which amendments were approved by the shareholders at the 1996 and 1997 annual meetings. The current amendment to increase the number of shares under the Stock Plan from 2,000,000 shares to 3,500,000 shares was adopted by the Board of Directors on November 16, 1998.

         Unless terminated by the Board of Directors, the Stock Plan shall continue to remain effective until such time as no further Awards may be granted and all Awards granted under the Stock Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Options may only be made during the ten-year period following the Effective Date.

         The Board of Directors may at any time, and from time to time, amend, alter, suspend or discontinue any of the provisions of the Stock Plan, but no amendment, alteration, suspension or discontinuance shall be made which would impair the rights of a Participant under any Award theretofore issued under the Stock Plan, without his or her consent.

Federal Income Tax Consequences

         The following discussion of the federal income tax consequences of participation in the Stock Plan is only a summary of the general rules applicable to the grant and exercise of stock options and does not purport to give specific details on every variable and does not cover, among other things, state, local and foreign tax treatment of participation in the Stock Plan. The information is based on present law and regulations, which are subject to being changed prospectively or retroactively.

         Incentive Options

         The Participant will recognize no taxable income and the Company will not qualify for any deduction upon the grant or exercise of an Incentive Option. Upon a disposition of the shares underlying the option after the later of two years from the date of grant or one year after the issuance of the shares to the Participant, the Participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets. The excess, if any, of the fair market value of the shares on the date of exercise of an Incentive Option over the exercise price will be treated as an item of adjustment in computing the alternative minimum tax for a Participant's taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the Participant. If the Common Stock acquired upon the exercise of an Incentive Option are disposed of before expiration of the necessary holding period of two years from the date of the grant of the Option and one year after the exercise of the Option, (i) the Participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares; and (ii) the Company will qualify for a deduction equal to any such amount recognized, subject to the limitation that the compensation be reasonable. The Participant will recognize the excess, if any, of the amount realized over the fair market value of the shares on the date of exercise, if the shares are capital assets, as short-term or long-term capital gain, depending on the length of time that the Participant held the shares, and the Company will not qualify for a deduction with respect to such excess. In the case of a disposition of shares in the same taxable year as the exercise of the Option, where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on such disposition over the exercise price, which is the same amount included in regular taxable income.

         Non-qualified Options

         With respect to Non-qualified Options (i) upon grant of the Option, the Participant will recognize no income; (ii) upon exercise of the Option (if the Common Stock are not subject to a substantial risk of forfeiture), the Participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable; and (iii) the Company will be required to comply with applicable Federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the Participant. On a disposition of the shares, the Participant will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the Participant held the shares.

         If the shares acquired upon exercise of a Non-qualified Option are subject to a substantial risk of forfeiture, the Participant will recognize income at the time when the substantial risk of forfeiture is removed and the Company will qualify for a corresponding deduction at such time.

         Stock Appreciation Rights

         A Participant who receives an SAR will recognize no income on the grant of such SAR but he or she will recognize ordinary compensation income equal to the cash received, and the Company will qualify for a deduction of equal amount subject to the reasonableness of compensation limitation.

         Restricted Stock

         A Participant who receives Restricted Stock will recognize no income on the grant of the Restricted Stock and the Company will not qualify for any deduction. At the time the Restricted Stock is no longer subject to a substantial risk of forfeiture, a Participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the Restricted Stock at the time the restriction lapses over the consideration paid for the Restricted Stock. A Participant's shares are treated as being subject to a substantial risk of forfeiture so long as his or her sale of the shares at a profit could subject him or her to a suit under Section 16(b) of the Exchange Act. The holding period to determine whether the Participant has long-term or short-term capital gain or loss begins when the Restriction Period expires, and the tax basis for the shares will generally be the fair market value of the shares on such date.

         A Participant may elect, under Section 83(b) of the Code, within 30 days of the transfer of the Restricted Stock, to recognize ordinary compensation income on the date of transfer in an amount equal to the excess, if any, of the fair market value on the date of such transfer of the shares of Restricted Stock (determined without regard to the restrictions) over the consideration paid for the Restricted Stock. If a Participant makes such election and thereafter forfeits the shares, no ordinary loss deduction will be allowed. Such forfeiture will be treated as a sale or exchange upon which there is realized loss equal to the excess, if any, of the consideration paid for the shares over the amount realized on such forfeiture. Such loss will be a capital loss if the shares are capital assets. If a Participant makes an election under Section 83(b), the holding period will commence on the day after the date of transfer and the tax basis will equal the fair market value of shares (determined without regard to the restrictions) on the date of transfer.

         On a disposition of the shares, a Participant will recognize gain or loss equal to the difference between the amount realized and the tax basis for the shares.

         Whether or not the Participant makes an election under Section 83(b), the Company generally will qualify for a deduction (subject to the reasonableness of compensation limitation) equal to the amount that is taxable as ordinary income to the Participant, in its taxable year in which such income is included in the Participant's gross income. The income recognized by the Participant will be subject to applicable withholding tax requirements.

         Dividends paid on Restricted Stock which is subject to a substantial risk of forfeiture generally will be treated as compensation that is taxable as ordinary compensation income to the Participant and will be deductible by the Company subject to the reasonableness limitation. If, however, the Participant makes a Section 83(b) election, the dividends will be treated as dividends and taxable as ordinary income to the Participant, but will not be deductible by the Company.

         Deferred Stock

         A Participant who receives an award of Deferred Stock will recognize no income on the grant of such award. However, he or she will recognize ordinary compensation income on the transfer of the Deferred Stock (or the later lapse of a substantial risk of forfeiture to which the Deferred Stock is subject, if the Participant does not make a Section 83(b) election), in accordance with the same rules as discussed above under the caption "Restricted Stock."


                             INDEPENDENT ACCOUNTANTS

         The Company currently has selected Arthur Andersen, LLP as its independent accountants for the year ending December 31, 1999. A representative of Arthur Andersen, LLP is expected to be present at the meeting with an opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.


                             SOLICITATION OF PROXIES

         The cost of proxy solicitations will be borne by the Company. In addition to solicitations of proxies by use of the mails, some officers or employees of the Company, without additional remuneration, may solicit proxies personally or by telephone. The Company may also request brokers, dealers, banks and their nominees to solicit proxies from their clients where appropriate, and may reimburse them for reasonable expenses related thereto.


         SHAREHOLDER PROPOSALS

Shareholder Proposals and Nominations

         Proposals of shareholders intended to be presented at the annual meeting to be held in 2000 must be received at the Company's offices by December 31, 1999 for inclusion in the proxy materials relating to that meeting.

         The Company has provisions in its by-laws intended to promote the efficient functioning of its shareholder meetings. Some of the provisions describe the Company's right to determine the time, place and conduct of shareholder meetings and to require advance notice by mail or delivery to the Company of shareholder proposals or director nominations for shareholder meetings.

         Under the by-laws, shareholders must provide the Company with at least 120 days notice of business the shareholder proposes for consideration at the meeting and persons the shareholder intends to nominate for election as directors at the meeting. This notice must be received for the annual meeting in the year 2000 on December 31, 1999. Shareholder proposals must include the exact language of the proposal, a brief description of the matter and the reasons for the proposal, the name and address of the shareholder making the proposal and disclosure of that shareholder's number of shares of Common Stock owned, length of ownership of the shares, representation that the shareholder will continue to own the shares through the shareholder meeting, intention to appear in person or proxy at the shareholder meeting and material interest, if any, in the matter being proposed. Shareholder nominations for persons to be elected as directors must include the name and address of the shareholder making the nomination, a representation that the shareholder owns shares of Common Stock entitled to vote at the shareholder meeting, a description of all arrangements between the shareholder and each nominee and any other persons relating to the nomination, the information about the nominees required by the Exchange Act of 1934 and a consent to nomination of the person nominated.

         Shareholder proposals or nominations should be addressed to Stacy Wilf, Secretary, ParkerVision, Inc. 8493 Baymeadows Way, Jacksonville, Florida 32256.

Discretionary Voting of Proxies on Other Matters

         The Company does not now intend to bring before the Annual Meeting any matters other than those specified in the notice of the Annual Meeting, and it does not know of any business which persons other than the Board of Directors intend to present at the Annual Meeting. Should any business requiring a vote of the shareholders, which is not specified in the notice, properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the shares represented by them in accordance with their best judgment.


                                 OTHER BUSINESS

         Action may be taken on the business to be transacted at the meeting on the date provided in the Notice of the Annual Meeting or any date or dates to which an original or later adjournment of the meeting may be adjourned. As of the date of this Proxy Statement, the Company does not know of any other matters to be presented at the meeting. If, however, other matters properly come before the Annual Meeting, whether on the original date provided in the Notice of Annual Meeting or any dates to which any original or later adjournment of such meeting may be adjourned, it is intended that the holders of the proxy will vote in accordance with their best judgment.

                                   By Order of the Board of Directors


                                   Stacie Wilf
                                    Secretary

Jacksonville, Florida
April 30, 1999

                           PARKERVISION, INC. - PROXY
                       Solicited By The Board Of Directors
                 for Annual Meeting To Be Held on June 10, 1999


          The undersigned Shareholder(s) of ParkerVision, Inc., a Florida corporation ("Company"), hereby appoints Jeffrey L. Parker and Stacie Wilf, or either of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the shares standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held on June 10, 1999 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted FOR all of the following proposals.

     1. Election of the following Directors:

     FOR all nominees listed below except    WITHHOLD AUTHORITY to vote for all
     as marked to the contrary below   |_|   nominees listed below     |_|

     Jeffrey L. Parker, Richard L. Sisisky, David F. Sorrells, Stacie Wilf, Francesco Bolgiani, William A. Hightower, Todd Parker, William L. Sammons, Arthur G. Yeager

     INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.

              -----------------------------------------------------

     2. Approve the amendment to the 1993 Stock Plan.

        FOR    |_|            AGAINST    |_|          ABSTAIN   |_|


     3. In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof. ~


     |_|  I plan on attending the Annual Meeting.


                                        Date: ________________________, 1999



                                        --------------------------------------
                                        Signature



                                        --------------------------------------
                                        Signature if held jointly

               Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.